SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 15, 2008
LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)
Registrant’s telephone number, including area code: (702) 414-1000
NOT APPLICABLE
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
     ☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Item 8.01 Other Events
SIGNATURES

Item 1.02	Termination of a Material Definitive Agreement.
     On January 15, 2008, in connection with the initial funding under the New Facility Agreement described below, Las Vegas Sands Corp. (“LVSC”) and its subsidiary, Marina Bay Sands Pte. Ltd. (“MBS”), terminated their respective obligations under (i) the Purchase Agreement, dated as of August 18, 2006 (the “Purchase Agreement”), among MBS; LVSC; Goldman Sachs (Singapore) Pte. (“GSSP”) and DBS Bank Ltd. (“DBS”), as lead managers; Goldman Sachs International, Lehman Brothers Commercial Corporation Asia Limited, Citicorp Investment Bank (Singapore) Ltd., Merrill Lynch Capital Corporation and Morgan Stanley Bank, as joint book-running managers and initial purchasers; and DBS, as funding agent, governing MBS’ SGD $1,104,040,000 floating rate notes facility; (ii) the Facility Agreement, dated as of August 18, 2006 (the “Existing Facility Agreement”), among MBS; GSSP and DBS, as coordinators; GSSP, DBS, UOB and OCBC, as mandated lead arrangers; DBS, UOB and OCBC, as original lenders; and DBS, as agent and security trustee, governing MBS’ SGD $1,104,040,000 existing bank loan facility; and (iii) all related security agreements. Each of these agreements was terminated and discharged in accordance with its terms. For descriptions of the material terms of the Purchase Agreement and the Existing Facility Agreement and the material relationships among LVSC, MBS and the financial institutions party to the Purchase Agreement and Existing Facility Agreement, please see the descriptions thereof contained in LVSC’s Report on Form 8-K filed on August 24, 2006, pursuant to Item 1.01, under the heading “Floating Rate Notes Facility and Term Loan Facility,” which are incorporated herein by reference.

Item 8.01	Other Events
     On January 15, 2008, MBS completed its initial funding of SGD$2,000,000,0001 at an initial interest rate of approximately 3.6% (inclusive of the applicable margin of 2.25%) for the first 30 days under Facility A of the Facility Agreement, dated as of December 28, 2007 (the “New Facility Agreement”), among MBS; Goldman Sachs Foreign Exchange (Singapore) Pte. (“GS”), DBS, UOB, and OCBC, as coordinators; GS, DBS, UOB, OCBC, Citigroup Global Markets Asia Limited, Lehman Brothers Finance Asia Pte. Ltd., Merrill Lynch International Bank Ltd. (Merchant Bank), Sumitomo Mitsui Banking Corporation, Malayan Banking Berhad, Standard Chartered Bank, The Royal Bank of Scotland plc, Singapore Branch, Calyon, and The Bank of Nova Scotia Asia Limited, as mandated lead arrangers; and DBS, as agent, technical bank and security trustee. For a description of the material terms of the New Facility Agreement, please see the description thereof contained in LVSC’s Report on Form 8-K filed on January 4, 2008, pursuant to item 1.01, under the heading “SGD$5,442,604,530 Facility Agreement,” which is incorporated herein by reference.
     MBS used the initial funding under the New Facility Agreement of SGD$2,000,000,000 plus the initial equity contribution by LVSC to MBS of SGD$800,000,000 to (i) repay SGD$1,918,165,178 in aggregate principal, accrued interest and other amounts payable with respect to the Purchase Agreement and the Existing Facility Agreement described in Item 1.02 above; and (ii) pay fees, costs and expenses relating to entering into the New Facility Agreement. The remaining net proceeds of the New Facility Agreement, together with the pro rata contributions required from LVSC or its subsidiaries under the terms of the New Facility Agreement, will be used to, among other things, fund the costs and expenses of the Marina Bay Sands integrated resort project (the “IR Project”) in Singapore, including, but not limited to, design, development, construction, equipping and pre-opening costs and expenses, and the general working capital requirements and general corporate purposes of MBS related to the IR Project.

[1]	SGD $ means Singapore dollar. On January 15, 2008, US$1.00 is approximately SGD $1.43.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: January 16, 2008

LAS VEGAS SANDS CORP.
By:	/s/ Scott D. Henry
Name:	Scott D. Henry
Title:	Senior Vice President, Finance